UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 27, 2011
Date of report (Date of earliest event reported)

Feihe International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah	001-32473	90-0208758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Star City International Building, 10 Jiuxianqiao Road, C-16th Floor
Chaoyang District, Beijing, China 100016
(Address of principal executive offices, including Zip Code)

+86 (10) 8457-4688
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, Feihe International, Inc. (the “Company”) and Jinyan Ma entered into an equity purchase agreement (the “Equity Purchase Agreement”) with Haerbin City Ruixinda Investment Company Ltd. (“Purchaser”) on August 1, 2011 (the “Original Effective Date”) regarding the sale to Purchaser of two of the Company’s subsidiaries, Heilongjiang Feihe Kedong Feedlots Co., Limited and Heilongjiang Feihe Gannan Feedlots Co., Limited (together, the “Dairy Farms”).  On October 31, 2011, the Company, Jinyan Ma and Purchaser entered into the First Amendment to the Equity Purchase Agreement (the “Amendment”).  The Amendment removed certain contractual rights from the Equity Purchase Agreement, including financial supervisory rights and the right to appoint a director to each of the Dairy Farms’ boards of directors, effective as of the Original Effective Date.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 27, 2011, the Company held an annual meeting of its shareholders (the “Annual Meeting”).  Set forth below is a brief description of the proposals on which the Company’s shareholders voted at the Annual Meeting and the voting results for each proposal.

1.  A proposal (the “Election Proposal”) to elect the following seven directors to serve until their successors are duly elected and qualified:

Nominee	Votes For	Votes Against (Withholds)	Abstentions	Broker Non-Votes
Leng You-Bin	9,344,563	142,211	N/A	4,584,837
Liu Hua	9,343,913	142,861	N/A	4,584,837
Liu Sheng-Hui	9,344,063	142,711	N/A	4,584,837
Kirk G. Downing, Esq.	8,586,470	900,304	N/A	4,584,837
James C. Lewis, Esq.	8,633,687	853,087	N/A	4,584,837
Neil N. Shen	8,572,270	914,504	N/A	4,584,837
Sean Shao	8,573,070	913,704	N/A	4,584,837

The votes in favor of Leng You-Bin, Liu Hua, Liu Sheng-Hui, Kirk G. Downing, Esq., James C. Lewis, Esq., Neil N. Shen and Sean Shao were sufficient to elect each of them as directors.

2.  A proposal (the “Auditor Ratification Proposal”) to ratify the appointment of Deloitte Touche Tohmatsu CPA Ltd. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,998,197	56,567	16,847	0

The votes in favor of the Auditor Ratification Proposal were sufficient to approve and adopt the Auditor Ratification Proposal.

3.  A proposal (the “Say-on-Pay Proposal”) to approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related narrative disclosures in the proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,963,709	31,836	491,228	4,584,838

The advisory votes in favor of the Say-on-Pay Proposal were sufficient to approve, on an advisory basis, the Say-on-Pay Proposal.

4.  A proposal (the “Say-on-Frequency Proposal”) to approve, on an advisory basis, the frequency with which shareholders prefer to have a Say-on-Pay vote:

For/1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
9,004,711	6,539	15,117	460,406	4,584,838

The advisory votes in favor of holding a Say-on-Pay vote every year represented 64.0% of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting on the Say-on-Frequency Proposal.  The Board of Directors of the Company and its Compensation Committee have considered these advisory voting results, among other relevant factors, and determined that the Company will include a Say-on-Pay vote in its proxy materials every year until the next required vote on the frequency of Say-on-Pay votes, which will occur no later than the Company’s 2017 annual meeting of its shareholders.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
10.1	First Amendment to Equity Purchase Agreement dated October 31, 2011 (English translation)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEIHE INTERNATIONAL, INC.

By:	/s/ Leng You-Bin
Leng You-Bin
Chairman and CEO

Date: November 2, 2011

INDEX TO EXHIBITS

Exhibit	Description
10.1	First Amendment to Equity Purchase Agreement dated October 31, 2011 (English translation)